UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2018

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 17, 2018, Nuo Therapeutics, Inc. (the “Company”) entered into two separate financing transactions with two separate investors, Auctus Fund, LLC (“Auctus”) and EMA Financial, LLC (“EMA” and, collectively with Auctus, the “Investors”).  Pursuant to separate securities purchase agreements, the Company issued and sold to the Investors 12% convertible promissory notes, each in the principal amount of $175,000, for an aggregate purchase price of $315,800 (reflecting a combined $34,200 in original issue discount and transaction fees). On September 17, 2018, the Company issued the notes to the Investors. Pursuant to the purchase agreements, the Company also issued to each Investor a warrant exercisable to purchase 233,333 shares of the Company’s common stock, for an aggregate of 466,666 shares of common stock, subject to adjustment as referenced below.

The purchase agreements contain certain representations, warranties and covenants by, among and for the benefit of the respective parties. The purchase agreements also provide for customary indemnification of the Investors by the Company.

The notes mature nine months from the date of issuance (June 17, 2019) and, in addition to any original issue discount, accrue interest at a rate of 12% per year. The Company may prepay the notes, in whole or in part, for 130% of outstanding principal and interest ending on the date that is 90 days following the date of issuance, and for 145% of outstanding principal and interest at any time commencing on the date that is 91 days following the date of issuance and ending on the date that is 180 days following the date of issuance, to the extent that it is not then in default under the notes. Beginning on the date that is 181 days following the date of issuance, the Company may no longer prepay the notes. The maturity date of the note issued to EMA may be extended up to one year beyond the original maturity date at the option of EMA.

After six months from the date of issuance, the Investors may convert the notes, at any time, in whole or in part, into shares of the Company’s common stock, at a conversion price corresponding to a 40% discount to the average of the two lowest trading prices of the common stock during the 25 trading days prior to the conversion, subject to certain adjustments and price-protection provisions contained in the notes, including full-ratchet anti-dilution protection in the case of dilutive issuances of securities that do not meet the requirements of “exempt issuances” as defined in the notes. The Company is required to maintain authorized and unissued shares of its common stock equal to seven times the number issuable upon conversion of the notes. Each note contains potential additional discounts to the conversion price upon the occurrence of an event of default or specified other events related to the trading status of the Company’s common stock (which would result in a higher number of shares being issued if converted).

The notes include certain event of default provisions, a default interest rate of 24% per year and certain penalties for specified breaches that would be added to the principal amount of such note. Upon the occurrence of an event of default, the Investors may require the Company to redeem the note (or convert it into shares of common stock) at 150% of the outstanding principal balance plus accrued and unpaid interest. The notes also restrict the Company’s ability to make distributions to its shareholders, repurchase its shares, borrow funds, or sell its assets (with limited exceptions).

The warrants are exercisable at any time, at an exercise price per share equal to $0.15, subject to certain adjustments and price protection provisions (including full ratchet anti-dilution protection) contained in the warrants. The warrants have five-year terms.

The transaction documents also include most favored nations provisions and limitations on the Company’s ability to offer additional securities (unless the use of proceeds is to repay the notes).

The issuance of the notes and the warrants was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In making this determination, the Company relied on the representations of each of the Investors in the relevant purchase agreement that it is an “accredited investor” and had access to information about its investment and about the Company. Should the note and/or warrant be converted or exercised into shares of common stock, the issuance of such shares of common stock is expected to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or the exemption for exchange transactions under Section 3(a)(9) of the Securities Act.

The above descriptions of the purchase agreements, the notes and the warrants do not purport to be complete and are qualified in their entirety by the full text of each, attached as Exhibits 10.1, 10.2, 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, the Company issued to each of the Investors a 12% convertible promissory note in the principal amount of $175,000.

The terms of the notes disclosed in Item 1.01 are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Company issued to each of the Investors a 12% convertible promissory note in the principal amount of $175,000 and a warrant exercisable to purchase 233,333 shares of the Company’s common stock.

The terms of the notes and warrants and their issuance disclosed in Item 1.01 are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	12% Convertible Promissory Note issued to Auctus Fund, LLC
4.2	12% Convertible Promissory Note issued to EMA Financial, LLC
4.3	Form of Warrant
10.1	Securities Purchase Agreement between Nuo Therapeutics, Inc. and Auctus Fund, LLC
10.2	Securities Purchase Agreement between Nuo Therapeutics, Inc. and EMA Financial, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer and Chief Financial Officer

Date: September 21, 2018